Exhibit 99.1

SUPPLEMENTAL FINANCIAL INFORMATION

Each of M & F Worldwide Corp., Clarke American Corp. and John H. Harland Company during the pendency of the Merger (as defined below) continues to operate as a stand-alone company. The supplemental financial information furnished herewith has been prepared by M & F Worldwide Corp. and Clarke American Corp. solely for illustrative purposes in connection with the financing transactions contemplated by the Merger. There can be no assurance that all conditions to the closing of the Merger will be satisfied.

On December 20, 2006, M & F Worldwide Corp. (‘‘MFW’’) announced that it would acquire John H. Harland Company (‘‘Harland’’) in a cash transaction valued at $52.75 per share, making Harland a wholly owned subsidiary of MFW and Clarke American Corp. (‘‘Clarke American’’). Harland is a leading provider of printed products and software and related services sold to financial and commercial institutions, including banks, credit unions, thrifts, brokerage houses and financial software companies. In addition, Harland provides testing and assessment solutions to schools in North America, offers specialized data collection solutions to educational and commercial institutions, and collects and manages survey information for a wide variety of Fortune 1000 organizations. Clarke American is a wholly owned subsidiary of MFW and was purchased from Honeywell International Inc. on December 15, 2005.

MFW expects to merge the two businesses of Clarke American and Harland (the ‘‘Merger’’) creating a combined company (the ‘‘Combined Company’’). For the fiscal year ended December 31, 2006, the Combined Company generated pro forma revenue of $1,674.1 million, Pro Forma Adjusted EBITDA1 of $454.7 million (including $106.4 million of anticipated run-rate synergies and net of $53.3 million of upfront contract payment amortization*) and pro forma net income of $87.6 million. Of the approximately $1.7 billion in revenue, approximately 80% is under long-term contracts.

To finance the Merger, Clarke American is seeking to raise a $1,900 million senior secured credit facility, comprised of a $100 million revolving credit facility (unfunded at close) and a $1,800 million term loan (the ‘‘Facilities’’), and $615 million of debt securities (collectively, with the Facilities, the ‘‘Financing’’).

*	Actual Pro Forma Combined Company upfront contract payments for 2006 are $37.9 million.

[1]	A reconciliation of Pro Forma Adjusted EBITDA to EBITDA and to Net Income is as follows:

	2006 (unaudited, $ in millions)
	Clarke American	Harland	Pro Forma Combined Company

Net Income	$19.5	$68.1	$87.6
Interest Expense, net	60.0	16.1	76.1
Taxes	7.5	41.7	49.2
Depreciation & Amortization	54.5	56.9	111.4
EBITDA	$141.5	$182.8	$324.3
Adjustments:
Transaction-related expenses	—	12.6	12.6
Discontinued operations	—	5.2	5.2
Discontinued operations – D&A	—	(0.4)	(0.4)
Restructuring	3.3	0.1	3.4
Contingent earnout payment	1.1	—	1.1
Purchase accounting/other non-cash	2.1	—	2.1
Adjusted EBITDA	$148.0	$200.3	$348.3
Pro forma anticipated run-rate synergies			106.4
Pro Forma Adjusted EBITDA			$454.7

Upon consummation of the Merger and the Financing (together the ‘‘Transactions’’), the Combined Company will be a leading provider of printed products, software and services, and testing and assessment solutions. Clarke American is a leading provider of checks and related products, direct marketing and contact center services to financial and commercial institutions as well as individual consumers and small businesses. Harland has three divisions: Harland Printed Products (‘‘HPP’’), Harland Financial Solutions (‘‘HFS’’) and Harland’s Scantron division (‘‘Scantron’’). Through HPP, Harland is a leading provider of checks and related products and direct marketing services to financial and commercial institutions. HFS is a leading lending and mortgage compliance software provider in the United States. Scantron is a leading provider of educational testing and survey technologies to educational institutions and Fortune 1000 organizations in the United States. On a pro forma basis, the Combined Company serves approximately 14,000 financial and commercial institutions and approximately 3.4 million individual consumers through the combined Clarke American and HPP (together, ‘‘Printed Products’’), approximately 27,000 customers through HFS, and over 21,000 educational and commercial customers through Scantron. For fiscal year 2006, on a pro forma basis, the Combined Company fulfilled over 110 million check units, provided software solutions to approximately 39% of financial institutions, and sold testing or data collection solutions to public high schools, colleges and universities representing approximately 80% of the U.S. student population.

The following table shows the Combined Company’s revenue by business line for fiscal year 2006, on a pro forma basis:

Pro Forma Revenue by Business Line (unaudited, $ in millions)

Business Line	Pro Forma Revenue		Percentage of Total Pro Forma Revenue
Printed Products	$1,271.6		76%
• Checks and Related Products		$1,087.8		65%
• Direct Marketing, Contact Centers, Forms		$183.8		11%
Harland Financial Solutions	$324.6		19%
Scantron	$77.9		5%
Total	$1,674.1		100%

The following table summarizes the approximate anticipated sources and uses of funds for the Transactions:

Sources and Uses (unaudited, $ in millions)

Sources:		Uses:
Revolver(1)	$—	Equity Purchase Price(2)	$1,436.0
Term Loan B (due 2014)	1,800.0	Refinance Existing Harland Debt	211.2
Debt Securities (due 2015)	615.0	Total Purchase Price Before Fees	$1,647.2

		Refinance Existing Clarke Debt	$600.0
		Prepayment Penalties	38.0
		Total Clarke Refinancing	$638.0

		Change of Control – Harland(3)	$34.0
		Transaction Expenses(4)	95.8
Total Sources	$2,415.0	Total Uses	$2,415.0

(1)	Facility Size: $100.0 million.

(2)	Assumes $52.75 per share and 27.21 million fully diluted shares.

(3)	Costs related to Harland employee agreement change of control provisions and $12 million of employee retention fees.

(4)	Transaction expenses include financing fees, legal fees and M&A fees.

The following table sets forth the Combined Company’s pro forma capital structure following the Transactions:

Pro Forma Capital Structure (unaudited, $ in millions)

Pro Forma Combined Company
Cash(1)	$41.0
Revolver(2)	—
Term Loan B	1,800.0
Total Senior Secured Debt	$1,800.0

Debt Securities	615.0
Total Debt	$2,415.0

(1)	Management expects to generate enough cash between now and funding to pre-fund all costs needed to achieve anticipated run-rate synergies.

(2)	Facility size: $100.0 million.

Following the Transactions, significant focus will be placed on improving operating margins by means of reducing selling, general and administrative expenses, corporate shared services, and cost of sales, especially in Printed Products where Clarke American and Harland have closely aligned capabilities and operations. The Combined Company expects to achieve a total of $106.4 million in cost savings on a run-rate basis within 18 months and $112.6 million within 24 months of the closing of the Transactions.

The cost savings on a run-rate basis within 24 months of the closing of the Transactions are expected to arise from synergies in the following areas:

Cost Savings (unaudited, $ in millions)

Selling, General & Administrative	$ 64.6
Corporate Shared Services	22.7
Cost of Sales	25.3
Total	$112.6

Management expects to spend approximately $64.8 million to achieve the above-outlined anticipated run-rate synergies. The cost to achieve these synergies will be funded from proceeds of the Financing and available cash.

The Combined Company’s pro forma revenue for non-check products was approximately $586 million for fiscal year 2006 and approximately $378 million for fiscal year 2002.

The Combined Company’s ten largest clients account for approximately $436 million of 2006 sales, or approximately 26% of sales, on a pro forma combined basis.

In 2006, on a combined basis, Printed Products generated revenue of $1,271.6 million (76% of total revenue) and $295.4 million of Adjusted EBITDA (net of $53.3 million upfront contract payment amortization).2 Combined Company Pro Forma Free Cash Flow3 for 2006 was $178.1 million.

[2]	A reconciliation of Adjusted EBITDA to Printed Products EBITDA and to HPP Segment Income is as follows:

	2006 (unaudited, $ in millions)
	HPP	Clarke American	Pro Forma Printed Products
HPP Segment Income	$112.4
HPP Depreciation & Amortization	34.5
EBITDA*	$146.9	$141.5	$288.4
Adjustments:
Transaction-related expenses	0.4	—	0.4
Restructuring	0.1	3.3	3.4
Contingent earnout payment	—	1.1	1.1
Purchase accounting/other non-cash	—	2.1	2.1
Adjusted EBITDA	$147.4	$148.0	$295.4

*	EBITDA for HPP, Clarke American and Pro Forma Printed Products is net of $31.2 million, $22.1 million and $53.3 million of upfront contract payment amortization, respectively.

[3]	A reconciliation of Combined Company Pro Forma Free Cash Flow to Pro Forma Adjusted EBITDA is as follows:

	2006 (unaudited, $ in millions)
	Clarke American	Harland	Pro Forma Combined Company
Pro Forma Adjusted EBITDA	$148.0	$200.3	$454.7
Cash Flow Adjustments
Upfront contract payment amortization	22.1	31.2	53.3
Capital Expenditures	(14.7)	(23.5)	(38.2)
Upfront contract payments	(15.7)	(22.2)	(37.9)
Changes in working Capital			7.4
Cash Interest Expense			(209.9)
Cash Taxes			(47.9)
Other			(3.4)
Pro Forma Free Cash Flow			$178.1

Special Note Regarding Forward-Looking Statements

This exhibit contains forward-looking statements that reflect management’s current assumptions and estimates of future performance and economic conditions, which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks and uncertainties, many of which are beyond MFW’s or Clarke American’s control. All statements, other than statements of historical facts included in this exhibit, including those regarding MFW’s or Clarke American’s strategy, future operations, financial position, estimated revenues, projected costs, projections, prospects, plans and objectives of management, are forward-looking statements. When used in this exhibit, the words ‘‘believes,’’ ‘‘anticipates,’’ ‘‘plans,’’ ‘‘expects,’’ ‘‘intends,’’ ‘‘estimates’’ or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this exhibit. Although MFW and Clarke American believe that their plans, intentions and expectations reflected in or suggested by the forward-looking statements made in this exhibit are reasonable, such plans, intentions or expectations may not be achieved. The factors which may cause MFW’s or Clarke American’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained in this exhibit include: 1) Clarke American’s substantial indebtedness; 2) covenant restrictions under Clarke American’s indebtedness that may limit its ability to operate its business and react to market changes; 3) the maturity of the principal industry in which Clarke American operates and trends in the paper check industry, including a faster than anticipated decline in check usage due to increasing use of alternative payment methods and other factors; 4) consolidation among financial institutions; 5) higher than anticipated stand-alone costs of Clarke American; 6) adverse changes among the large financial institution clients on which Clarke American depends, resulting in decreased revenues; 7) intense competition in all areas of Clarke American’s business; 8) interruptions or adverse changes in Clarke American’s supplier relationships, technological capacity, intellectual property matters and applicable laws; 9) the inability to consummate the Merger and/or integration (including realization of anticipated synergies) of Harland, and the related financing, at all or in the manner anticipated by Clarke American and MFW; 10) approval of the Merger by the shareholders of Harland; and 11) the results of the review of the Merger by regulatory agencies, and any conditions imposed in connection with consummation of the Merger. Neither MFW nor Clarke American assumes any responsibility to update the forward-looking statements contained in this exhibit.

You should read carefully the risk factors described in Item 1A of the Clarke American Annual Report which is included as an exhibit to MFW’s current report on Form 8-K furnished to the SEC on April 3, 2006 and Clarke American’s Prospectus filed with the SEC on May 2, 2006 for a description of other risks that could, among other things, cause actual results to differ from these forward-looking statements.